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                                                                      EXHIBIT 23

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-32264 and No. 33-23882) and the Registration Statement on Form S-8 (No. 33-62148) of Morgan Products Ltd. of our report dated January 25, 1995 appearing on page 23 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 20 of this Form 10-K.








     PRICE WATERHOUSE LLP
     Milwaukee, Wisconsin
     March 25, 1995